UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 20, 2016

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.                      Results of Operations and Financial Condition.

On April 20, 2016, PTC Inc. announced its financial results for its second quarter ended April 2, 2016.  PTC also posted a copy of its supplemental prepared remarks about the completed quarter on the Investor Relations section of its website at www.ptc.com.  Copies of the press release and the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 7 – Regulation FD

Item 7.01                      Regulation FD Disclosure.

On April 18, 2016, we entered into an amendment to our outstanding Credit Agreement dated as of November 4, 2015 by and among PTC Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.  The amendment amends the definition of Consolidated EBITDA to include cash expenses incurred in connection with, or attributable to, the termination of the Computervision Corporation Pension Plan that were deducted in the determination of Consolidated Net Earnings used for that purpose.  The amendment also adds provisions to comply with the recently enacted European Union ("EU") rules that enable EU regulators to cancel any claims we have against a failed bank organized in the EU that is a lender under the credit facility.

On March 7, 2016, a lawsuit was filed against us and certain of our current and former officers and directors in the U.S. District Court for the District of Massachusetts by a shareholder on behalf of himself and purportedly on behalf of other shareholders who purchased our stock during the period November 24, 2011 through July 29, 2015.  The lawsuit alleges that, during that period, certain of PTC's public disclosures concerning the recently resolved U.S. Foreign Corrupt Practices Act investigation by the U.S. Securities and Exchange Commission and the U.S. Department of Justice (the "China FCPA Matter") were false and/or misleading and/or failed to disclose certain alleged facts.  We intend to contest the action vigorously.  We cannot predict the outcome of this action nor when it will be resolved.  If the plaintiff(s) were to prevail in the litigation, we could be liable for damages, which could be material and could adversely affect our financial condition or results of operations.

On March 2, 2016, the China Administration for Industry and Commerce ("China AIC") initiated an investigation at our China subsidiary related to the China FCPA Matter described above, but not necessarily limited to the China FCPA Matter.  The China AIC is authorized to issue fines and assess other civil penalties.  We are unable to predict the outcome of this matter, which could include fines or other sanctions that could be material and could adversely affect our financial condition or results of operations.

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)            Exhibits.

99.1	PTC Inc. press release dated April 20, 2016.
99.2	Prepared remarks posted by PTC Inc. on April 20, 2016.
99.3	Amendment No. 1 dated April 18, 2016 to Credit Agreement dated as of November 4, 2015 by and among PTC Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: April 20, 2016	By:	/s/Andrew Miller
Andrew Miller
Executive Vice President and Chief Financial Officer